Exhibit 10.46.7

              THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT (LCPI)

          This Third Amendment to Master Repurchase Agreement (LCPI) (this "Amendment") amends the Second Amended and Restated Master Repurchase Agreement (as amended, the "Repurchase Agreement"), dated as of January 30, 2002, by and between Lehman Commercial Paper Inc. (the "Buyer") and Green Tree Finance Corp.-Five, a Minnesota corporation (the "Seller").

          WHEREAS, the parties entered into previous amendments of the Repurchase Agreement, dated as of April 30, 2002 and August 12, 2002;

          WHEREAS, the Seller, Conseco Finance Corp. (the "Guarantor"), Green Tree Residual Finance Corp. I ("GTRFC"),the Buyer and Lehman Brothers, Inc. ("LB" and, together with the Buyer, "Lehman") have entered into an Amendment and Forbearance Agreement, dated as of September 30, 2002 (the "Original Forbearance Agreement"), whereby such parties have agreed, among other things, to amend the Repurchase Agreement and other agreements described therein;

          WHEREAS, the parties to the Original Forbearance Agreement have agree to amend and restate such agreement by an Amended and Restated Forbearance Agreement, dated as of the date hereof (the "Forbearance Agreement");

          WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Repurchase Agreement; and

          WHEREAS, the parties desire to further amend the Repurchase Agreement in the following respects;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Repurchase Agreement is hereby amended as follows.

          1. The term "Applicable Margin" set forth in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

               "Applicable Margin" means (i) in respect of Home Equity Loans, 0.85% per annum, provided, however, that in respect of Home Equity Loans that are Wet Home Equity Loans such percentage shall be increased to 1.1% per annum; (ii) in respect of High LTV Home Equity Loans, 1.0% per annum, provided, however, that in respect of High LTV Home Equity Loans that are Wet High LTV Home Equity Loans such percentage shall be increased to 1.25% per annum; (iii) in respect of Home Improvement Loans, 0.85% per annum, provided, however, that in respect of Home Improvement Loans that are Wet Home Improvements Loans such percentage shall be increased to 1.1 % per annum; (iv) in respect of Manufacturing Housing Contracts, 0.925% per annum; provided, however, that in respect of Manufacturing Housing Contracts that are Wet Manufacturing Housing Contracts such percentage shall be increased to 1.175% per annum; and (v) in respect of Esoteric Assets, 1.5% per annum until and including June 30, 2002 and

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          3.0% per annum from and including July 1, 2002; provided further, however, that if the aggregate Purchase Price for all Transactions hereunder exceeds $500,000,000 the "Applicable Margin" in respect of Transactions in an amount by which the aggregate Purchase Price is in excess of $500,000,000 shall be increased to 2.00%, which shall be effected by increasing to 2.00% the Applicable Margin for the Transactions with the highest Applicable Margins currently being charged hereunder (other than Transactions in respect of Esoteric Assets)(increasing the margin on the Transactions with highest Applicable Margin first and then the Transactions with the next highest Applicable Margin and then Transactions with the next highest Applicable Margin .etc.) until Transactions in an amount by which the aggregate Purchase Price exceeds $500.000.000 have an Applicable Margin of 2.00%.

          2. The term "Collateral Amount Percentage" set forth in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

               "Collateral Amount Percentage" means the amount set forth in the Confirmation which, in any event, (i) shall not be less than 103% with respect to Home Equity Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof,
          (ii) (a) shall not be less than 110% with respect to Insured Home Improvement Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (b) shall not be less than 115% with respect to Uninsured Home Improvement Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4( a) hereof, (iii) shall not be less than 110% with respect to loans arising under Retail Installment Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (iv) shall not be less than 115% with respect to High LTV Home Equity Loans in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a)hereof; (v) shall not be less than 105% with respect to Manufactured Housing Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof; provided however, that such amount shall not be less than 250% with respect to Excess Repo Refi Contracts in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (vi) shall not be less than 143% with respect to Vehicle Leases in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof, (vii) shall not be less. than 161 % with respect to Floor Plan Assets in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof and (viii) shall not be less than 110% with respect to HELOCs in determining whether a Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof.

          3. The term "Excess Repo Refi Contracts" set forth in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

               "Excess Reno Refi Contract" means either (as the context requires} (i) any Repo Refi Contract that, if such Repo Refi Contract becomes subject to an

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          outstanding Transaction hereunder, would result in the aggregate
          Purchase Price of all Repo Refi Contracts subject to outstanding Transactions hereunder to exceed 20% of the aggregate outstanding Repurchase Price for all Manufactured Housing Contracts subject to Transactions hereunder or (ii) any Repo Refi Contract that becomes subject to a Transaction hereunder when the aggregate Purchase Price of all Repo Refi Contracts subject to outstanding Transactions hereunder exceeds 20% of the aggregate outstanding Repurchase Price for all Manufactured Housing Contracts subject to Transactions hereunder; provided that if, subsequent to such Repo Refi Contract becoming subject to a Transaction hereunder, the aggregate Purchase Price of all Repo Refi Contracts subject to outstanding Transactions hereunder is less than 20% of the aggregate outstanding Repurchase Price for all Manufactured Housing Contracts subject to Transactions hereunder, such Repo Refi Contract shall no longer be considered an "Excess Repo Refi Contract", provided, further, in the event that as of any date of determination the aggregate Purchase Price of all outstanding Repo Refi Contracts subject to Transactions exceed 20% of the outstanding Repurchase Price of all Manufactured Housing Contracts subject to Transactions hereunder such excess Repo Refi Contracts as identified by Buyer shall constitute "Excess Repo Refi Contract".

          4. The term "First Lien Home Equity Loans" shall be added to Section 2 of the Repurchase Agreement as a new defined term as follows:

               "First Lien Home Equity Loans" means those Home Equity Loans constituting first lien loans.

          5. The terms "Forbearance Agreement" and "Forbearance Period" shall be added to Section 2 of the Repurchase Agreement as new defined terms as follows:

               "Forbearance Agreement" means that certain Amended and Restated Forbearance Agreement dated as of October 9, 2002 by and among the Buyer, the Seller, the Guarantor, Green Tree Residual and Lehman Brothers Inc.

               "Forbearance Period" shall have the meaning-given such term in
          Section 2 of the Forbearance Agreement.

          6. The term "Permitted Temporary Repo Refi Overlimit" set forth in
Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

               "Permitted Temporary Repo Refi Overlimit" means, (i) during the Forbearance Period, an amount of Excess Repo Refi Contracts otherwise constituting Eligible Assets purchased by the Buyer from the Seller hereunder at a Purchase Price m each case not exceeding 40% of the principal amount thereof and with an aggregate Purchase Price not exceeding $16 million, and (ii) thereafter, $0.

          7. The term "Purchase Price" set forth in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

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

               "Purchase Price" means, on each Purchase Date, the price at which Purchased Eligible Assets are transferred by Seller to Buyer or its designee (including the Custodian); provided, however, that (i) other than as set forth in the proviso to this clause (i) and the immediately succeeding clause (ii), the Purchase Price of any Home Equity Loan shall not in any event exceed 95% of the principal amount thereof; provided that on and after October 16, 2002 but only during the Forbearance Period the Purchase Price of any First Lien Home Equity Loan (other than any Him L TV Home Equity Loan and any Section 32 Loan) may exceed 95% of the principal amount thereof but shall not in any event exceed 100% of the principal amount thereof, (ii) the Purchase Price of any High L TV Home Equity Loan shall not in any event exceed 85% of the principal amount thereof. (iii) the Purchase Price of any Insured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof. (iv) the Purchase Price of any Uninsured Home Improvement Loan shall not in any event exceed 90% of the principal amount thereof, (v) the Purchase Price of any Retail Installment Contract shall not in any event exceed 90% of the principal amount thereof. (vi) the Purchase Price of any Manufactured Housing Contract shall not in any event exceed 95% of the principal amount thereof; provided that the Purchase Price of any Excess Reno Refi Contracts shall not in any event exceed 40% of the principal amount thereof, (vii) the Purchase Price of any Vehicle Lease shall not in any event exceed 70% of the net discounted present value determined at Buyer's reasonable discretion of all rents to be paid under such Vehicle Lease (without taking into account the residual value under such Vehicle Lease), (viii) the Purchase Price of any Floor Plan Asset shall not in any event exceed 62.5% of the principal amount thereof and (ix) the Purchase Price of any HELOC shall not exceed 90% of the principal amount thereof.

          8. The term "Section 32 Loan" shall be added to Section 2 of the Repurchase Agreement as a new defined term as follows:

               "Section 32 Loan" means those Home Equity Loans covered under
          Section 32 of Regulation Z under the Truth in Lending Act.

          9. The term "Residual Facilities" shall be added to Section 2 of the Repurchase Agreement as a new defined term as follows:

               "Residual Facilities" means (a) the Master Repurchase Agreement and Annex to Master Repurchase Agreement Supplemental Terms and Conditions, each dated as of September 29, 1999, between Green tree Residual Finance Corp. I and Lehman Brothers, Inc., each as amended or modified in accordance with the terms thereof and (c) the Asset Assignment Agreement, dated as of February 13, 1998, between Green Tree Residual Finance Corp. I and Lehman ALI Inc., as amended or modified in accordance With the terms thereof.

          10. Section 3.a. is hereby amended as the following proviso shall be added to the end of the first sentence thereof:

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

               ". . . provided, however, that during the Forbearance Period, all references in this sentence to $500,000,000 shall be instead be references to $700,000,000"

          11. Section 3.f. is hereby amended and restated in its entirety as follows:

               F. With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Eligible Assets at anyone time subject to the outstanding Transactions shall not exceed $700,000,000 during: the Forbearance Period and $500,000,000 thereafter, provided, however, that the aggregate Purchase Price for all Home Equity Loans subject to Transactions hereunder shall not exceed $700,000,000 during: the Forbearance Period and $500,000,000 thereafter; the aggregate Purchase Price for all Wet High L TV Home Equity Loans, Wet Home Equity Loans, Wet Home Improvement Loans and Wet Manufactured Housing Contracts subject to Transactions hereunder shall not exceed the lesser of (x) $150,000,000 and (y) 30% of the aggregate outstanding Repurchase Price for all Transactions hereunder; the aggregate Purchase Price for all Insured Home Improvement Loans subject to Transactions hereunder shall not exceed $3,000,000; the aggregate Purchase Price for all Uninsured Home Improvement Loans subject to Transactions hereunder shall not exceed $175,000,000; the aggregate Purchase Price for all Manufactured Housing Contracts subject to Transactions hereunder shall not exceed the lesser of (x) $350.000.000 and (v) 5.0% of the aggregate outstanding Repurchase Price for all Transactions hereunder; the aggregate Purchase Price for all High L TV Home Equity Loans subject to Transactions hereunder shall not exceed the lesser of (x) $150,000,000 and (y) 20% of the aggregate outstanding Repurchase Price for all Transactions hereunder; the aggregate Purchase-Price for all Esoteric Assets subject to Transactions hereunder shall not exceed $90,600,000 subject to the Esoteric Asset Maximum Purchase Price; and the aggregate Purchase Price for all Repo Refi Contracts subject to Transactions hereunder shall not exceed the sum of 20% of the aggregate outstanding Repurchase Price for all Manufactured Housing Contracts subject to Transactions hereunder plus the aggregate Purchase Price in respect of the Permitted Temporary Repo Refi Overlimit if any.

          12. The Buyer shall require opinions of counsel on or before October 9, 2002 as to the due authorization, execution and delivery of Amendment, the Forbearance Agreement and the other Amendment (as defined in the Forbearance Agreement).

          13. The effectiveness of the amendments set forth in paragraphs 7 hereof shall be subject to (i) satisfaction of all of the conditions precedent set forth in Section 5 ("Conditions Precedent") of the Forbearance Agreement as determined by Lehman Brothers, Inc. in its sole and absolute discretion, (ii) receipt by the Buyer, Lehman ALI Inc. and Lehman Brothers, Inc. of the opinions of counsel described in paragraph 12 hereof and (iii) receipt by the Buyer, Lehman ALI Inc. and Lehman Brothers, Inc. on or before October 10, 2002 of any UCC-l financing statements necessary to perfect each transfer, assignment, conveyance, pledge and security interest made or created pursuant to, or referred to in, Section 5 ("Conditions Precedent") and Section 6 ("Transfers") of the Forbearance Agreement as determined by Lehman Brothers, Inc. in its sole and absolute discretion; provided that if the opinions described in paragraph 12 hereof

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

are not delivered to the Buyer, Lehman Brothers, Inc. and Lehman ALI Inc. on or before October 9, 2002, an Event of Default shall be deemed to have occurred under the Repurchase Agreement.

          14. Representations and Warranties.

               (a) The execution, delivery and performance by Seller of this Amendment have been duly authorized by all necessary or proper corporate action on the part of Seller and do not require the consent or approval of any Person that has been not obtained.

               (b) Seller acknowledges that it has, no defense, offset, claim or counterclaim with respect to any of its obligations to make payments under the Repurchase Agreement.

               (c) This Amendment and each of the other agreements in the Repurchase Agreement, as amended hereby, to which Seller is a party constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          15. Covenants.

               (a) Guarantor and Seller shall in good faith work with Lehman during the Forbearance Period (as defined in the Forbearance-Agreement) to (i) modify/amend the relevant Pooling and Servicing Agreements to allow for a servicer transfer (which amendment, and any other amendments to such Pooling and Servicing Agreements proposed by Guarantor or Seller must be in form and substance satisfactory to Lehman), (ii) effect the transfer of the servicing rights and platform to a transferee reasonably acceptable to Lehman for consideration to be determined, and (iii) transfer a majority of the equity of the Guarantor to a transferee reasonably acceptable to Lehman for consideration to be determined.

               (b) Guarantor and Seller shall work in good faith to prepare a restructuring plan, a preliminary version of which shall be delivered to Buyer on or before October 29,.2002 and the final version of which shall be delivered to Lehman on or before November 13, 2002 in a form reasonably acceptable to Lehman.

               (c) Guarantor shall deliver daily liquidity schedules to Lehman and other reports as Lehman reasonably requests.

               (d) Guarantor shall maintain or cause to be maintained servicing standards consistent with market practice.

               (e) Guarantor shall not make any dividends, payments of any kind or other distributions to its parent or any affiliates.

               (f) Guarantor shall provide Lehman with full access to the Guarantor and its books, records, executives and officers.

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

               (g) Guarantor will, within five (5) days of written request by Lehman at any time from and after November 23, 2002. hire a crisis manager reasonably acceptable to Lehman.

               (h) Guarantor shall not implement any key employee retention programs unless reasonably acceptable to Lehman.

               (i) The Seller and the Guarantor hereby agree to implement a cash management system (including lockboxes) with respect to the Eligible Assets purchased by the Buyer under the Repurchase Agreement satisfactory to the Buyer in it sole and absolute discretion on or before October 11, 2002.

          Guarantor and the Seller hereby agree and acknowledge that any failure by the Guarantor or the Seller to comply with any of covenants in this Section or any other terms and conditions of this Amendment shall constitute (i) with respect to the covenants contained in Section 15(b), (e), (t), (g) and (h), an immediate Event of Default under the Repurchase Agreement and shall not be subject to cure or any grace period (ii) with respect to the covenants contained in Section 15(a) and (d), an Event of Default three Business Days after the Buyer notifies the Guarantor or Seller, with a copy to the Guarantor, of any such failure and the Guarantor or Seller fails to cure such failure within such time and (iii) with respect to the covenants contained in Section 15(c), an Event of Default one Business Day after the Buyer notifies the Guarantor or the Seller, with a copy to the Guarantor, of any such failure and the Guarantor or Seller-fails to cure such failure within such time.

          16. Complete Agreement. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          17. Reference to and Effect on the Repurchase Agreement and Related Documents.

               (a) Except as specifically amended herein, the Repurchase Agreement is and shall Continue to be in full force and effect and is hereby in all respects ratified and confirmed. On and after the date hereof each reference in the Repurchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Repurchase Agreement, and each reference in each other document executed in connection with or pursuant to the Repurchase Agreement to the "Agreement," the "Repurchase Agreement" or "thereunder" or "thereof' (when referring to the Repurchase Agreement) or words of like import referring to the Repurchase Agreement, shall mean and be a reference to the Repurchase Agreement as amended hereby. "

               (b) Except as specifically amended above, the Repurchase Agreement and all documents executed pursuant thereto or in connection therewith including, but not limited to the Limited Guaranty are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment. waiver or modification of any right, power or remedy of Seller, nor constitute an amendment, waiver or

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

          modification of any other provisions of the Repurchase Agreement or any other document executed in connection therewith.

          18. No Waiver. Please note that the execution, delivery and performance of this Amendment does not constitute a waiver of any Event of Default (as defined in the respective agreements) pursuant to (i) the Repurchase Agreement, (ii) the Asset Assignment Agreement by and between Lehman ALI Inc., as lender and Green Tree Residual Finance Corp. I, as borrower, or (iii) the Master Repurchase Agreement dated as of September 29, 1999 by and between Green Tree Residual Finance Corp. I, as borrower and Lehman Brothers Inc., as lender, or of any of the rights and remedies of Lehman Commercial Paper Inc., Lehman ALI Inc. or Lehman Brothers, Inc. pursuant to such agreements or documents executed in connection therewith and such lenders reserve all of their rights and remedies pursuant to such agreements, at law or otherwise, unless, in each case, otherwise expressly agreed to in writing by Lehman Commercial Paper Inc., Lehman ALI Inc. or Lehman Brothers, Inc., as appropriate.

          19. Release and Indemnification. The Seller and Guarantor hereby, jointly and severally, agree to release and indemnify Buyer, Buyer's designees and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes of Buyer), fees, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as this Amendment shall no longer be in effect) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Amendment or any Transactions thereunder or any action taken or omitted to be taken by the Seller or the Guarantor or any of their respective Affiliates under or in connection with the foregoing; provided, that Seller and the Guarantor shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.

          20. Costs and Expenses. Seller agrees to pay on demand all reasonable costs and expenses of Buyer in connection with this Amendment.

          21. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

          22. Third Party Beneficiaries. Lehman Brothers, Inc., Lehman ALI Inc. and their affiliates shall be an express third party beneficiaries of this Amendment.

          23. Headings. Section headings contained in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

          24. Execution Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

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Delivery of an executed signature page of this Amendment by facsimile transmission shall be as effective as delivery of manually executed counterpart hereto.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of October 9, 2002.

                             GREEN TREE FINANCE CORP.--FIVE


                             By: /s/ Cheryl A. Collins
                                ----------------------------------------------
                                Name:  Cheryl A. Collins
                                Title: Vice President and Assistant Treasurer


                             LEHMAN COMMERCIAL PAPER INC.


                             By: /s/ Vincent Primiano
                                ----------------------------------------------
                                Name:  Vincent Primiano
                                Title: Vice President

Approved and Agreed to:

CONSECO FINANCE CORP., as Guarantor


By: /s/ Cheryl A. Collins
   -------------------------------------
Name:   Cheryl A. Collins
Title:  Vice President and Assistant Treasurer


GREEN TREE RESIDUAL FINANCE CORP. I


By: /s/ Cheryl A. Collins
   -------------------------------------
Name:   Cheryl A. Collins
Title:  Vice President and Assistant Treasurer







     [Signature Page to Third Amendment to Master Purchase Agreement (LCP!)]


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